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                                                                     EXHIBIT 5.1

                    [Letterhead of Janus Capital Group Inc.]





                                                                January 28, 2003

Janus Capital Group Inc.
100 Fillmore Street
Denver, Colorado 80206


                            Janus Capital Group Inc.

Ladies and Gentlemen:

                  I am Vice President and General Counsel of Janus Capital Group Inc., a Delaware corporation (the "Company"). This opinion is furnished to you in connection with the registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of the Company's shares of common stock, $0.01 par value per share (the "Common Stock"), in exchange for certain membership interests (the "Berger Interests") in Berger Financial Group LLC, a subsidiary of the Company.

                  In my capacity as Vice President and General Counsel of the Company, I have examined and relied upon the information set forth in the Registration Statement; the originals, or copies identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons; and such other documents, agreements and instruments as I have deemed necessary as a basis for the opinion hereinafter expressed. In my examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.

                  My opinion set forth below is limited to the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and I do not express any opinion herein concerning any other law.

                  Based upon and subject to the foregoing, I am of the opinion that:

                  (i) The shares of Common Stock, when the terms of issuance thereof have been duly approved by the Company in conformity with the Company's certificate of



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Janus Capital Group Inc.
January 28, 2003
Page 2 of 2


incorporation and when issued in exchange for the Berger Interests and delivered to the holders of the Berger Interests, will be duly authorized, validly issued, fully paid and non-assessable.

                  I understand that this opinion is to be used in connection with the Registration Statement. I hereby consent to the filing of this opinion as part of the Registration Statement and to the use of my name therein and in the related prospectus under the caption "Legal Matters."


                                       Very truly yours,

                                       /s/ Thomas A. Early

                                       Thomas A. Early